Exhibit 99.1

NEWS RELEASE

For further information, please contact Adele M. Skolits at 540-984-5161

SHENANDOAH TELECOMMUNICATIONS COMPANY
EXPANDS CABLE HOLDINGS

Continues Diversification with Purchase of JetBroadband for $148 Million

EDINBURG, VA, (April 16, 2010) – Shenandoah Telecommunications Company (Shentel) (NASDAQ: SHEN) today announced that the Company has signed an Asset Purchase Agreement to purchase the cable operations of JetBroadband Holdings, LLC which are located in southern Virginia and southern West Virginia for $148,000,000.  The operations pass approximately 114,000 homes and have approximately 66,500 Revenue Generating Units (RGUs).  Jet currently offers video, high speed Internet and voice services.  The acquisition will be financed with a credit facility that will close simultaneously.  Closing will occur upon receipt of regulatory approvals which should occur within 90 to 120 days.

The company will host a conference call and simultaneous webcast on Monday, April 19, 2010 at 9:00AM ET.

The call is being webcast and can be accessed from the "Investor Relations" section of the company's website (www.shentel.com). The webcast and a transcript of the call will also be archived on the company's website. If you do not have internet access, the conference call dial-in number is 1-888-389-5993 and the pass code is 8806242. International parties can access the call by dialing 1-719-325-2359 and entering pass code 8806242. A telephonic replay of the conference call will also be available starting at noon ET on the day of the call until April 26, 2010 at midnight ET. To hear the replay, parties in the United States and Canada should call 1-888-203-1112 and international parties should call 1-719-457-0820 and enter pass code 8806242.

April 16, 2010
News Release

About Shenandoah Telecommunications

Shenandoah Telecommunications Company is a holding company that provides a broad range of telecommunications services through its operating subsidiaries. The Company is traded on the NASDAQ Global Select Market under the symbol “SHEN.”  The Company’s operating subsidiaries provide local and long distance telephone, Internet and data services, cable television, wireless voice and data services, alarm monitoring, and telecommunications equipment, along with many other associated solutions in the Mid-Atlantic United States.